Exhibit 4.1.1

AMENDMENT NO. 1

TO

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Amendment No. 1 to Amended and Restated Stockholders’ Agreement (this “Amendment”), is made and entered into effective as of November 7, 2011, by and among Radius Health, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company party to the Amended and Restated Stockholders’ Agreement (the “Agreement”), dated as of May 17, 2011, by and among the Company and the stockholders named therein.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

WHEREAS, the Company and the undersigned stockholders of the Company, comprising the Majority Investors (as defined in the Agreement), desire to amend the Agreement to exclude from the right of first refusal the shares issued under the Company’s 2011 Equity Incentive Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Clause (ii) of the definition of “Excluded Securities” in the Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)         Common Stock issued or issuable to officers, directors or employees of, or consultants or independent contractors to, the Corporation, pursuant to any written agreement, plan or arrangement, including without limitation pursuant to any awards granted under the 2003 Long-Term Incentive Plan, as amended, of the Corporation or the 2011 Equity Incentive Plan of the Corporation, to purchase, or rights to subscribe for, such Common Stock, that has been approved in form and in substance by the holders of a majority of the voting power of the Series A-1 Preferred Stock then outstanding, calculated in accordance with Section A.6(a) of Article III of the Certificate, and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on Transfers and rights of first offer in favor of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the 2003 Long-Term Incentive Plan, as amended, or the 2011 Equity Incentive Plan, and all such agreements, plans and arrangements shall not exceed 3,597,889 shares of Common Stock.”

2.             The second sentence of Section 2.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Any grants of capital stock or options to employees, officers, directors or consultants of the Corporation and its Subsidiaries shall be made pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation.”

3.             Except as modified by this Amendment, the Agreement is hereby reaffirmed in its entirety by the parties hereto and shall continue in full force and effect.  This Amendment shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

RADIUS HEALTH, INC.

		By:	/s/ C. Richard Edmund Lyttle
C. Richard Edmund Lyttle, President

MAJORITY INVESTORS:

OBP IV — HOLDINGS LLC

By:	OXFORD BIOSCIENCE PARTNERS IV, L.P.

By:	OBP MANAGEMENT IV, L.P.

By:	/s/ Jonathan Fleming
Name:	Jonathan Fleming
Title:	General Partner

By:	SAINTS CAPITAL GRANITE, L.P.

By:	SAINTS CAPITAL GRANITE, LLC

By:	/s/ Scott Halsted
Name:	Scott Halsted
Title:	Managing Director

MRNA II - HOLDINGS LLC

By:	mRNA FUND II L.P.

By:	OBP MANAGEMENT IV, L.P.

By:	/s/ Jonathan Fleming
Name:	Jonathan Fleming
Title:	General Partner

By:	SAINTS CAPITAL GRANITE, L.P.

By:	SAINTS CAPITAL GRANITE, LLC

By:	/s/ Scott Halsted
Name:	Scott Halsted
Title:	Managing Director

MPM BIOVENTURES III, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III-QP, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG
By:	MPM BioVentures III GP, L.P., in its
capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.
By:	MPM BioVentures IV GP LLC, its General Partner
By:	MPM BioVentures IV LLC, its Managing Member

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Member

BB BIOTECH VENTURES II, L.P.

By:	/s/ Pascal Mahieux
Name:	Pascal Mahieux
Title:	Director

BB BIOTECH GROWTH N.V.

By:	/s/ H.J. van Neutegem
Name:	H.J. van Neutegem
Title:	Managing Director